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                                                                     EXHIBIT 5.1

                  [Calfee, Halter & Griswold LLP Letterhead]

                               October 26, 2000


The Board of Directors of PECO II, Inc.
1376 State Route 598
Galion, Ohio 44833

          We are familiar with the proceedings taken and proposed to be taken by PECO II, Inc., an Ohio corporation (the "Company"), with respect to 2,500,000 Common Shares, without par value, of the Company (the "Common Shares"), to be offered and sold from time to time pursuant to the PECO II, Inc. 2000 Performance Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Shares under the Securities Act of 1933, as amended (the "Act").

          In this connection, we have examined the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Code of Regulations of the Company, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion, and based thereon, we are of the opinion that the Common Shares are duly authorized and, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

          We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the laws of the State of Ohio. We express no opinion under the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/  Calfee, Halter & Griswold LLP

                                        CALFEE, HALTER & GRISWOLD LLP